EXHIBIT 6


GERDAU



                     RELEVANT INFORMATION - 3RD QUARTER 2002

Dear Shareholders:

The Gerdau companies results for the third quarter are reflecting the good operational performance achieved in the period along with the effect of the devaluation of the Brazilian currency vis-a-vis the US dollar. Another factor that contributed for this performance was the improved usage of the installed capacity at Acominas. Its operations had been hampered by the temporary shutdown of the blast furnace. The highlights for the quarter are as follows:

     o    The consolidated net income of Metalurgica Gerdau S.A. reached R$
          329.1 million, 93.3% more than that of the second quarter. In nine months, net income reached R$ 625.5 million, presenting an improvement of 66.3% over the same period in 2001.

     o This quarter, consolidated gross revenues were R$ 3.6 billion, 48.5% greater than in the second quarter. Through September 2002, gross revenues totaled R$ 8.1 billion, that is, 46.4% greater than in the same period in 2001.

     o EBITDA (earnings before financial expenses and revenues, taxes and depreciation and amortization) reached R$ 677.1 million, accumulating R$ 1.5 billion in 2002.

     o At Acominas, the blast furnace resumed operations and is at full capacity as of September 1st.

     o On August 13th, the subsidiaries controlled by Gerdau S.A. in North America (Courtice Steel, MRM and AmeriSteel) and Co-Steel Inc., from Canada, announced the signing of an agreement to join their North American operations. On September 23rd, the Co-Steel shareholders in an extraordinary meeting voted for the approval of the Board's proposal and to accept the changing of the name of the Company from Co-Steel to Gerdau AmeriSteel Corporation. Its shares will continue to be negotiated at the Toronto Stock Exchange, however under a different ticker symbol, as soon as it is approved by this stock exchange.

     o On September 6th, Gerdau exercised its option to buy the remaining 24.8% stake held by Natsteel in Acominas for US$ 211.6 million. This total will be paid in cash on October 18th. After the conclusion of the operation, Gerdau will hold a stake of 78.9% in the capital stock of Acominas. This operation has generated a goodwill of US$ 64.1 million, and was amortized in full this quarter.

     o The boards of Metalorgica Gerdau S.A. and Gerdau S.A. have one more member as of October 10th Shareholders have approved the name of Mr. Andre Lara Resende to be part of the Board of these two companies. These boards are now composed by eight members of which three are independent.

     o For the third consecutive time, Gerdau has been awarded on last September 19th, the VI ANEFAC-FIPECAFI-SERASA Award for its classification among the top 10 financial results published in 2001.

     o On October 11th, the IISI (International Iron & Steel Institute) announced at its 36th Annual Conference in Rome, the top 10 steel sites in the world (Annual IISI Website Competition). The AmeriSteel and Gerdau sites were, respectively, placed as ~ and ~h best steel site of the world. Gerdau was the only Brazilian company to get an award.

OUTPUT

The resumption of production at Acominas at a pace close to full capacity and improved conditions for sales of long steel products both in the domestic and the international markets have allowed the Gerdau companies to increase significantly their steel output and rolled products volumes in the third quarter of 2002.

      --------------------------------------------------------------------------------------------------
      1,000 tonnes                    3Q02           2Q02          3Q01           9M02          9M01
      --------------------------------------------------------------------------------------------------
      CRUDE STEEL
            Brazil                     1,614        1,181          1,075          4,290         3,241
            North America                646          687            557          1,996         1,752
            South America                 74           72             68            215           209
            TOTAL                      2,334        1,940          1,700          6,501         5,202
      --------------------------------------------------------------------------------------------------
      ROLLED PRODUCTS
             Brazil                      961          876            862          2,635         2,604
             North America               621          634            560          1,867         1,667
             South America                84           81             79            236           254
             TOTAL                     1,666        1,591          1,501          4,738         4,525
      --------------------------------------------------------------------------------------------------

     o From July through September, the output of crude steel reached 2.3 million metric tons, 20.3% greater than that of the second quarter. This increase was mainly the result of the bigger output at Acominas. In rolled products, the output reached 1.7 million metric tons, presenting an increase of 4.8% compared to the output of the second quarter.

     o In Brazil, the Gerdau companies produced 1.6 million metric tons of crude steel and 960.8 thousand metric tons of rolled products, 36.7% and 9.6% greater, respectively, than the volumes obtained in the second quarter. At Gerdau S.A. the output of crude steel reached 962.7 thousand metric tons (/10.4%) and 891.4 thousand metric tons of rolled products (+8,8%) throughout the quarter. At Acominas, volumes reached
          650.9 thousand metric tons of crude steel 69.4 thousand metric tons of rolled products, an increase of 110.9% and 21.9%, with respect to the second quarter.

     o Units in North America produced 646.0 thousand metric tons of crude steel and 621.7 thousand metric tons of rolled products in the quarter. These volumes are 6.0% and 1.9% smaller, accordingly, compared to the previous quarter.

     o    In South America (Chile, Uruguay and Argentina) the output reached
          74.1 thousand metric tons of crude steel, 2.9% more than in the second quarter, and 83.8 thousand metric tons of rolled products, an increase of 3.9% over the volumes obtained in the previous three months.

SALES

Growth in exports and the increase in output at Acominas along with the improvement of domestic demand, especially in the agricultural sector and related areas (i.e., tooling and machinery industry), were the main factors that contributed to the increase in sales throughout the months of July through September this year.

      --------------------------------------------------------------------------------------------------
      1,000 tonnes                    3Q02           2Q02          3Q01           9M02          9M01
      --------------------------------------------------------------------------------------------------
      BRAZIL
            Domestic                   1,086         932             975          2,894         2,858
            Exports                      495         280             122          1,311           514
            TOTAL                      1,581        1,212          1,097          4,205         3,372
      --------------------------------------------------------------------------------------------------

      ABROAD
             North America               647          695            577          1,966         1,773
             South America                84           75             75            247           286
             TOTAL                     2,312        1,982          1,749          6,418         5,431
      --------------------------------------------------------------------------------------------------


     o Consolidated sales reached the mark of 2.3 million metric tons in the quarter, 16.6% more than in the previous quarter. Of this total, 68%, or 1.6 million metric tons, were shipped by companies in Brazil and the other 32% (730.8 thousand metric tons) by the companies abroad.

     o In the domestic market the Gerdau companies increased sales by 16.6%, shipping 1.1 million metric tons in July through September. Exports benefited from the improved prices in the international market and due to the devaluation of the Brazilian currency, totaled 494.8 thousand metric tons in the period, 76.7% more than in the second quarter.

     o Plants in North America shipped 646.5 thousand metric tons in the period. This represented a reduction of 7.0% compared to the second quarter, consequence of the reduction in demand both in Canada and in the United States.

     o In South America (excluding Brazil), sales reached 84.3 thousand metric tons, 12.0% greater than in the second quarter. Chile was the greatest contributor to this growth (+27.3(degree)h), more than compensating for the weak demand in Uruguay and in Argentina.

RESULTS

The greater volume in sales both in the domestic market and in exports the strong devaluation of the Brazilian currency vis-a-vis the US dollar and the increase in prices of steel products in the international market were the main factors that influenced the results of the quarter.

    -----------------------------------------------------------------------------------------------------
    R$ million                       3Q02          2Q02          3Q01            9M02           9M01
    -----------------------------------------------------------------------------------------------------
    NET SALES
         Brazil consolidated         1,446.4      1,086.1         926.2         3,623.3        2,544.4
         North America               1,372.1        818.5         706.4         2,694.1        1,780.6
         South America                 140.0         73.4          94.0           278.0          263.8
         TOTAL                       2,958.5      1,978.0       1,726.6         6,595.4        4,588.8
    -----------------------------------------------------------------------------------------------------

    EBITDA
         Brazil consolidated           486.4        303.5         308.2         1,116.6          704.1
         North America                 150.8        105.4          92.5           316.6          225.9
         South America                  39.9         23.6          30.0            82.3           64.1
         TOTAL                         677.1        432.5         430.7         1,515.5          994.1
    -----------------------------------------------------------------------------------------------------
    NET INCOME
         Brazil consolidated           265.6        135.7         151.3           515.3          349.3
         North America                  56.7         31.0           4.5           101.1           21.8
         South America                   6.8          3.6           1.4             9.1            4.9
         TOTAL                         329.1        170.3         157.2           625.5          376.0
    -----------------------------------------------------------------------------------------------------

     o In the third quarter, net revenue reached R$ 3.0 billion. This represented an increase of 49.6% over the previous quarter and due to the factors mentioned above.

     o    Gross profit evolved from R$ 558.7 million in the second quarter to R$
          821.4 million in the third quarter. Due to the increase in the cost of sales in 50.6% compared to 49.6% of net revenue, gross margin settled at 27.77% in the last three months compared to 28.24% in the period from April through June.

     o Sales, General & Administrative totaled R$ 307.2 million (+28.3% in the quarter), evolving to a lesser degree than the revenues generated in the period.

     o In spite of the increase in cost of sales being greater than in revenues, the smaller increase in operating expenses was decisive for the increase in the EBITDA margin when compared to that of the previous period. With an EBITDA of R$ 677.1 million in the quarter, the margin moved to 22.89% compared to 21.87% in the previous quarter.

     o Also this quarter, Acominas included in its P&L the amounts to be received as compensation for business interruption from the insurance companies which are still due. In this period, the Company accrued R$
          62.7 million.

     o A provision for income tax and social contributions presented a deferred asset of R$ 15.9 million in the quarter as a result of the FX effects that are deductible.

     o Consolidated net income reached R$ 329.1 million in the third quarter this year, and was 93.3(degree)h greater than that of the second quarter. Please note that if the monetary and FX impact on indebtedness, net of income tax (R$ 359.9 million), and over investments (R$ 492.2 million), the result would have been R$ 196.8 million in the quarter.

INVESTMENTS

With the objective of offering high quality products at competitive costs, Gerdau maintains its investment program for enhancements in productivity, technological update of the industrial plants and the development of new products.

     o The units in Brazil invested US$ 35.5 million in fixed assets in the third quarter with an accumulated yearly figure of US$ 126.9 million. Of the total invested in the quarter, US$ 20.6 million were invested in Gerdau S.A., US$ 14.5 million in Acominas and US$ 352 mil in the other Brazilian-based companies.

     o Abroad, the Gerdau units invested US$ 7.1 million in the period, of which US$ 6.5 million in North America and US$ 634 mil in South America. Up to September of the current year, investments totaled US$
          27.1 in these units.

     o In September, Gerdau Aza S.A., in Chile, and CIa. Sideriirgica Huachipato S.A., a company of the CAP Group, acquired equal parts of Comercial Acindar Chile Ltda., located north of Santiago, for a total of US$ 4.8 million. The company, a subsidiary of the Argentinean Acindar S.A., began operating in 1991 as a long steel reseller and, in 1996, it specialized in fabricating (cutting and bending) merchant bars and rebars for civil construction. In 2001, it began producing a line of electrically welded wire mesh. This joint venture will add value and complete the product line up for civil construction offered by Gerdau Aza.

INDEBTEDNESS

     o On September 30th, the total gross debt was of R$ 7.1 billion, of which 56.3% is short term (R$ 4.0 billion) and 43.7% long term (R$ 3.1 billion). Comparatively, the level of indebtedness when compared to that of last June, there was increase of 53.9%, due mostly to the devaluation of the real vis-a-vis the US and the Canadian dollar.

     o The short term debt of R$ 159,6 million refers to indebtedness in local currency (reais), and R$ 1.7 billion in foreign currencies contracted by Brazilian-based companies whereas R$ 2.2 billion are relative to companies abroad.

     o The long term debt is composed of R$ 1.1 billion in local currency, R$916 million in foreign currency contracted by companies in Brazil and R$1.1 billion by companies abroad

     o Of the total indebtedness in foreign currency contracted by Brazilian-based companies, (R$ 2.6 billion short and long term), R$
          1.8 billion (amount converted into reais at the Exchange rate at the date of signing) are protected from FX variations by swaps set up throughout the years of 2001 and 2002.

     o In September, EBITDA represented 5.0x the net financial expenses (excluding the monetary and FX variations) and net debt represented 2.9x the EBITDA of the last twelve months.

     o Cash and equivalents totaled R$ 2.0 billion at the end of September. Of this total, R$ 1.3 billion was indexed to the US dollar.

CAPITAL MARKETS

     o On October 25th the quarterly conference calls will be held both in Portuguese and in English to comment the quarterly results. For those interested in participating you may obtain more information on our site http://www.perdau.com.br/inci/ri/index.asp.

     o In November, Gerdau will host three presentations to members of ABAMEC where the quarterly results will be explained. On the 18th of November, the presentation will be held in Rio de Janeiro and Sao Paulo and Porto Alegre on the 19th.

     o On the 15th of August, interest over stock capital were paid and totaled R$ 36.0 million for shareholders of Metalurgica Gerdau S.A. and R$ 79.9 million for those of Gerdau S.A.. These amounts represent, accordingly, R$ 1.73 e R$ 0.70 per lot of one thousand shares.

     o In Bovespa, the Gerdau S.A. (GGBR) shares moved R$ 978.7 million in the first nine months of 2002, 113.1% more than in the same period in 2001, and a daily average of R$ 5.2 million. In the period, there were
          36.578 trades and 33.9 billion shares were moved. Preferred shares gained 28.9% this year.

     o    In the United States where Gerdau S.A. has ADRs traded in the NYSE
          (GGB), shares traded totaled 10.9 million, with a corresponding financial volume of US$ 118.0 million in the nine month period, equivalent to a daily average of US$ 621 mil.

     o Trades with Metaliirgica Gerdau S.A. shares at Bovespa (GOAU) through September this year, totaled 4.7 billion. Trades totaled 6.288, and moved R$ 207.8 million, volume 10.6% greater than that of the same period last year. Preferred shares gained 44.1% in the period and the daily average reached R$ 1.1 million.

MANAGEMENT

METALURGICA GERDAU S.A. - CONSOLIDATED
ASSETS

R$ THOUSAND                                                     SEP/2002              JUN/2002               SEP/2001
ASSETS                                                        13,163,426            10,671,239              8,096,542
CURRENT ASSETS                                                 5,525,080             3,791,530              3,294,043
Cash                                                             152,967                38,228                 27,031
ACCOUNTS RECEIVABLE                                            3,188,562             1,933,582              1,962,059
Trade accounts receivable                                      1,305,582             1,055,609              1,012,296
Taxes recoverable                                                 69,688                70,867                 61,188
Temporary cash investments                                     1,813,292               807,106                882,575
INVENTORIES                                                    1,773,620             1,519,386              1,156,082
Finished goods                                                   736,158               600,666                520,336
Work in process                                                  293,160               263,865                162,438
Raw materials                                                    281,586               334,669                191,685
Packaging and maintenance supplies                               435,792               295,976                248,750
Advances to suppliers                                             26,924                24,210                 32,873
OTHER ACCOUNTS RECEIVABLE                                        409,931               300,334                148,871
Other accounts receivable                                        295,717               228,245                 98,501
Deferred taxes                                                    82,043                42,225                 23,848
Advances to employees                                             32,171                29,864                 26,522
LONG TERM ASSETS                                                 392,006               367,136                223,269
ACCOUNTS RECEIVABLE                                               11,565                 9,712                 20,551
Eletrobras compulsory loans                                       11,565                 9,712                 20,551
A/R WITH RELATED PARTIES                                          17,000                48,447                 31,323
Affiliated companies                                              17,000                48,447                 31,323
Other accounts receivable                                        363,441               308,977                171,395
Escrow deposits                                                  181,432               150,248                131,616
Deferred taxes                                                   182,009               158,729                 39,779
PERMANENT ASSETS                                               7,246,340             6,512,573              4,579,230
Investments                                                      476,578               358,069                375,428
Fixed assets                                                   6,753,572             6,138,351              4,187,156
Land & buildings                                               3,316,231             3,091,206              1,856,937
Machinery & equipment                                          6,893,707             6,056,288              4,191,013
Furniture & fixtures                                             117,580               105,416                 91,042
Vehicles                                                          39,218                34,594                 35,934
EDP equipment                                                    167,704               163,876                150,598
Construction in progress                                         378,120               378,656                262,831
Forest projects                                                  143,362               138,084                114,161
Accumulated depreciation                                     (4,302,350)           (3,829,769)            (2,515,360)
DEFERRED PRE-OPERATING EXPENSES                                   16,190                16,153                 16,646


METALURGICA GERDAU S.A. - CONSOLIDATED
LIABILITIES

R$ THOUSAND                                                     SEP/2002              JUN/2002               SEP/2001
LIABILITIES                                                   13,163.426            10,671,239              2,829,216
CURRENT LIABILITIES                                            5,289,456             3,482,297              2,829,216
LOANS AND FINANCING                                            4,020,466             2,276,490              1,921,338
DEBENTURES                                                           537                 1,043                  4,651
TRADE ACCOUNTS PAYABLE                                           737,538               699,601                490,465
TAXES PAYABLE                                                    188,126               165,175                115,703
DIVIDENDS PAYABLE                                                --                     68,750                 30,760
OTHER ACCOUNTS PAYABLE                                           342,789               270,648                266,299
Salaries payable                                                 138.083               106,826                 92,283
Deferred taxes                                                     1,889                 1,368                  6,251
Other accounts payable                                           202,817               162,454                167,765
LONG-TERM LIABILITIES                                          4,022,280             3,126,546              2,515,328
LOANS AND FINANCING                                            2,603,380             2,179,595              1,594,360
DEBENTURES                                                       515,411               183,454                203,233
OTHER ACCOUNTS PAYABLE                                           903,489               763,497                717,735
Reserve for contingencies                                        132,114               133,279                136,265
Deferred taxes                                                   555,026               452,716                384,293
Other accounts payable                                           129,589               113,497                197,177
Pension Plan                                                      86,760                64,005                 --
MINORITY SHAREHOLDERS                                          2,269,339             2,653,571              1,412,684
SHAREHOLDERS' EQUITY                                           1,582,351             1,408,825              1,339,314
CAPITAL STOCK                                                    640,000               640,000                520,280
CAPITAL RESERVES                                                  10,865                10,865                 45,979
REVALUATION RESERVE                                               --                    --                        145
PROFIT RESERVES                                                  677,281               677,281                591,030
RETAINED EARNING                                                 254,205                80,679                181,880


METALURGICA GERDAU S.A. - CONSOLIDATED
FINANCIAL STATEMENT

R$ THOUSAND                                              3Q02             2Q02             3Q01             9MO2             9MO1
GROSS SALES REVENUE                                 3,590,854        2,418,297        2,069,454        8,062,461        5,506,637
GROSS REVENUE DEDUCTION                             (632,397)        (440,293)        (342,915)      (1,467,107)        (917,870)
Taxes on sales                                      (314,965)        (253,904)        (242,017)        (807,749)        (653,323)
Freight and discount                                (317,432)        (186,389)        (100,898)        (659,358)        (264,547)
NET SALES REVENUES                                  2,958,457        1,978,004        1,726,539        6,595,354        4,588,767
COST OF SALES                                     (2,137,035)      (1,419,352)      (1,207,140)      (4,717,764)      (3,342,839)
GROSS PROFIT                                          821,422          558,652          519,399        1,877,590        1,245,928
OPERATING EXPENSES/REVENUE                          (486,011)        (355,771)        (311,753)      (1,173,231)        (796,727)
Selling                                              (93,340)         (74,315)         (70,219)        (238,986)        (185,065)
General and administrative                          (213,879)        (165,077)        (128,944)        (508,805)        (370,842)
Financial                                           (727,975)        (280,904)        (284,243)      (1,128,963)        (569,052)
Financial revenues                                    166,821           59,434           39,593          255,423          106,766
Financial expenses                                  (894,796)        (340,338)        (323,836)      (1,384,386)        (675,818)
Other operating revenues                               56,965           50,528           --              106,513            1,333
Other operating expenses                               --               --                (184)           --                (184)
Equity pick-up                                        492,218          113,997          171,837          597,010          327,083
OPERATING PROFIT                                      335,411          202,881          207,646          704,359          449,201
NON-OPERATING RESULT                                 (18,029)            2,534          (4,026)         (28,996)          (5,637)
PROFIT BEFORE TAXES/PARTICIPATION                     317,382          205,415          203,620          675,363          443,564
PROVISION FOR INCOME TAX AND SOCIAL CONTRIBUTION        4,687         (19,193)         (24,408)         (49,911)         (47,065)
DEFERRED INCOME TAX                                    11,195          (9,430)         (18,054)           10,709         (11,490)
STATUTORY PARTICIPATION                               (4,144)          (6,535)          (3,973)         (10,679)          (8,965)
MINORITY SHAREHOLDERS                               (155,594)         (72,206)         (76,577)        (289,337)        (174,122)
NET PROFIT/LOSS FOR THE PERIOD                        173,526           98,051           80,608          336,145          201,922

METALURGICA GERDAU S.A. - CONSOLIDATED
CASH FLOW

R$ THOUSAND                                                 3Q02            2Q02            3Q01             9MO2            9MO1
NET INCOME                                                 329,120         170,257         147,185          625,482         376,044
Equity pick up                                           (492,218)       (114,129)       (171,837)        (597,010)       (327,083)
Provision for credit risk                                    1,284           1,423          14,996            2,707          14,996
Gain/Loss in fixed asset disposal                            2,840           1,569           7,855            5,963          16,821
Gain/Loss in liquidation of investment                           7              21               3            5,286               3
Exchange on long term debt                                 637,242         177,929         117,211          836,487         290,707
Depreciation and amortization                              162,888         113,244         110,464          385,656         304,048
Investment incentives                                       11,132          10,239           9,838           33,732          25,419
Income tax and social contribution                        (58,449)        (11,591)         28.052)         (61,859)          78,078
Interest paid                                              136,234         149,844          73,853          338,620         197,276
Contingencies/legal deposits                                 4,560        (14,423)           4,664            (377)           5,044
Increase (decrease) in trade account payable             (199,773)       (105,789)        (29,315)        (395,272)       (148,970)
Changes in inventories                                    (27,208)        (38,537)          36,321         (68,707)         (7,376)
Changes in trade accounts payable                           66,207         127,004          64,199          202,999         123,240
Changes in other assets and liabilities account           (32,533)       (109,631)          51,923        (171,168)        (24,399)
   NET CASH PROVIDED BY OPERATING ACTIVITIES               541,313         357,430         465,412        1,142,539         932,848
Fixed assets suppliers                                   (141,803)       (131,662)       (106,683)        (426,603)       (260,144)
Deferred charges                                           (1,451)         (4,767)           (654)          (6,821)         (2,346)
Investments acquisitions/disposals                       (907,628)         (6,512)           (891)      (1,010,589)         (3,388)
   CASH (APPLIED TO) INVESTING ACTIVITIES              (1,050,882)       (142,941)       (108,228)      (1,444,013)       (265,878)
Fixed assets suppliers                                     (7,881)        (20,752)           4,945         (27,146)         (1,721)
Working capital financing                                  364,733         145,269          35,271          538,339             398
Debentures                                                 309,464        (32,532)        (19,106)          283,768        (13,810)
Proceeds from fixed assets financing                       933,725          61,905          52,994        1,466,921         393,502
Payments of fixed assets financing                       (144,098)       (390,172)       (201,980)        (977,552)       (687,339)
Interest paid for financing                               (92,144)       (114,986)        (34,329)        (247,706)       (134,614)
Inter companies loans                                     (21,497)          13,205         (6,138)         (15,755)        (12,498)
Dividend/interest & statutory particip, payment           (78,617)        (57,579)        (49,774)        (257,669)       (130,566)
   CASH PROVIDED BY (APPLIED TO) FINANCING ACTIVITIES    1,263,685       (395,642)       (218,117)          763,200       (586,648)
NET CHANGE IN CASH                                         754,116       (181,153)         139,067          461,726          71,322
At the beginning of the period                             845,334         892,921         695,236        1,003,384         689,170
                                                           366,809         133,566          75,303          501,149         149,114
         At the end of the period                        1,966,259         845,334         909,606        1,966,259         909,606
CASH COMPOSITION
Temporary cash investments                               1,813,292         807,106         882,576        1,813,292         882,576
Cash                                                       152,967          38,228          27,030          152,967          27,030

METALURGICA GERDAU S.A. - NON-CONSOLIDATED
ASSETS

R$ THOUSAND                                                    SEP/2002              JUN/2002               SEP/2001
ASSETS                                                         1,726,025             1,593,585              1,433,094
CURRENT ASSETS                                                    88,521               127,420                 84,672
CASH                                                                   4                     3                     13
ACCOUNTS RECEIVABLE                                               83,245               121,580                 83,608
Trade accounts receivable                                         72,911                75,303                 71,322
Dividends                                                         --                    34,805                 --
Taxes recoverable                                                 10,344                11,472                  6,985
Employees                                                         --                    --                      5,301
OTHER                                                              5,272                 5,837                  1,051
Accounts receivable                                                  828                   660                  1,051
Advances to employees                                              4,444                 5,177                 --
LONG TERM ASSETS                                                  12,518                12,530                 10,611
ACCOUNTS RECEIVABLE                                                4,786                 4,783                  5,448
Debtors under contract                                             3,520                 3,649                  4,034
Eletrobras compulsory loans                                          368                   368                    715
Other accounts receivable                                            898                   766                    699
A/R WITH RELATED PARTIES                                             116                 1,230                     34
Affiliated companies                                                 116                 1,230                     34
OTHER ACCOUNTS RECEIVABLE                                          7,616                 6,517                  5,129
PERMANENT ASSETS                                               1,624,986             1,453,635              1,337,811
INVESTMENTS                                                    1,623,060             1,451,671              1,335,734
Interest on subsidiaries                                       1,621,774             1,350,385              1,334,448
Other investments                                                  1,286                 1,286                  1,286
FIXED ASSETS                                                       1,926                 1,964                  2,077
Land & buildings                                                   4,919                 4,919                  4,919
Accumulated depreciation                                         (2,993)               (2,955)                (2,842)

METALURGICA GERDAU S.A. - NON-CONSOLIDATED
LIABILITIES

R$ THOUSAND                                                     SEP/2002              JUN/2002               SEP/2001
LIABILITIES                                                    1,726,025             1,593,585              1,433,094
CURRENT LIABILITIES                                               10,269                46,390                  4,842
LOANS AND FINANCING                                               --                    --                     --
DEBENTURES                                                           537                 1,043                    556
TRADE ACCOUNTS PAYABLE                                                47                     3                     41
TAXES PAYABLE                                                        159                 1,408                  1,107
DIVIDENDS PAYABLE                                                 --                    32,877                 --
OTHER ACCOUNTS PAYABLE                                             9,526                11,059                  3,138
Salaries payable                                                   2,088                 3,185                  2,239
Statutory participation                                              665                 1,348                    651
Other accounts payable                                               285                   194                    248
Debtors under contract                                             6,488                 6,332                 --
LONG-TERM LIABILITIES                                            133,405               138,370                 88,938
DEBENTURES                                                        53,862                53,015                 56,419
OTHERS                                                            79,543                85,355                 32,519
Deferred taxes                                                    30,722                30,736                 25,732
Reserve for contingencies                                          1,783                 6,121                  5,877
Other accounts payable                                            --                    --                        910
Creditors under contract                                          47,038                48,498                 --
SHAREHOLDERS' EQUITY                                           1,582,351             1,408,825              1,339,314
CAPITAL STOCK                                                    640,000               640,000                520,280
CAPITAL RESERVES                                                  10,865                10,865                 45,979
Monetary Restatement                                              --                    --                        174
Goodwill on issues shares                                          8,686                 8,686                  8,686
Special reserve law 8.200/91                                      --                    --                     34,941
Other reserves                                                     2,179                 2,179                  2,178
Revaluation reserve                                               --                    --                        145
Affiliated companies                                              --                    --                        145
PROFIT RESERVES                                                  677,281               677,281                591,030
Legal reserve                                                     57,480                57,480                 44,814
Statutory reserve                                                477,073               477,073                408,502
Realizable profit                                                142,728               142,728                135,361
Other profit results                                              --                    --                      2,353
RETAINED EARNING                                                 254,205                80,679                181,880


METALURGICA GERDAU S.A. - NON CONSOLIDATED
FINANCIAL STATEMENT

R$ THOUSAND                                                     3Q02            2Q02            3Q01             9MO2        9MO1
GROSS SALES REVENUE                                                0               0               0                0           0
GROSS REVENUE DEDUCTION                                            0               0               0                0           0
NET SALES REVENUES                                                 0               0               0                0           0
COST OF SALES                                                      0               0               0                0           0
GROSS PROFIT                                                       0               0               0                0           0
OPERATING EXPENSES/REVENUE                                   173,173         101,432          83,939          340,500     207,630
Selling                                                            0               0               0                0           0
General and administrative                                   (2,882)         (4,595)         (7,243)         (12,150)    (13,806)
Financial                                                      (154)           1,637           1,241            3,435       2,605
Financial revenues                                             3,316           4,917           3,342           13,568       8,932
Financial expenses                                           (3,470)         (3,280)         (2,101)         (10,133)     (6,327)
Other operating revenues                                       4,379               9             309            4,404         321
Other operating expenses                                           0               0               0                0           0
Equity pick-up                                               171,830         104,381          89,632          344,811     218,510
OPERATING PROFIT                                             173,173         101,432          83,939          340,500     207,630
NON-OPERATING RESULT                                            (96)            (12)               0          (1,197)         (3)
PROFIT BEFORE TAXES/PARTICIPATION                            173,077         101,420          83,939          339,303     207,627
PROVISION FOR INCOME TAX AND SOCIAL CONTRIBUTION                   0               0               0                0           0
DEFERRED INCOME TAX                                            1,113         (2,021)         (2,680)          (1,146)     (3,500)
STATUTORY PARTICIPATION                                        (664)         (1,348)           (651)          (2,012)     (1,982)
NET PROFIT/LOSS FOR THE PERIOD                               173,526          98,051          86,608          336,145      201922

METALURGICA GERDAU S.A. - NON-CONSOLIDATED
CASH FLOW


R$ THOUSAND                                                  3Q02            2Q02            3Q01            9MO2            9MO1
NET INCOME                                                173,526          98,051          80,608         336,145         201,922
Equity pick up                                           171,830)       (104,381)        (89,632)       (344,811)       (218,510)
Gain/Loss in fixed asset disposal                              96              13               0           1,197               6
Goodwill amortization                                           0               0               0
Exchange on long term debt                                  2,611           2,284           1,129           7,395           3,184
Depreciation and amortization                                  38              38              38             114             113
Investment incentives                                           0               0             130                             130
Income tax and social contribution                          (352)           2,679           2,533           (471)           3,458
Interest paid                                                 573             571             594           1,728           1,736
Contingencies/legal deposits                              (4,468)             230              28         (4,208)             236
Changes in trade accounts payable                               0                               0
Changes in other assets and liabilities account               (2)               4              31                              36
Net cash provided by operating activities                 (1,727)           6,528           (500)           1,201         (2,067)
   FIXED ASSETS SUPPLIERS                                 (1,535)           6,017         (5,041)         (1,710)         (9,756)
Dividends                                                     (2)               0           (870)                           7,091
Cash (applied to) investing activities                     34,759           1,452          21,144          89,513          54,718
   CASH (APPLIED TO) INVESTING ACTIVITIES                  34,757           1,452          20,274          89,513          61,809
Working capital financing                                 (1,608)         (2,598)                          49,817
Debentures                                                (1,051)            (47)           (978)         (2,240)         (1,925)
Interest paid for financing                                  (28)             (8)               0            (81)
Inter companies loans                                       1,110         (1,314)           1,275           1,139           1,641
Dividend/interest & stautory particip, payment           (34,036)        (49,898)        (18,239)       (135,123)        (49,970)
CASH PROVIDED BY (APPLIED TO) FINANCING ACTIVITIES       (35,613)        (53,865)        (17,942)        (86,488)        (50,254)
NET CHANGE IN CASH                                        (2,391)        (46,396)         (2,709)           1,315           1,799
   CASH BALANCE
         At the beginning of the period                    75,306         121,702          74,044          71,600          69,536
         At the end of the period                          72,915          75,306          71,335          72,915          71,335
CASH COMPOSITION
         Temporary cash investments                        72,911          75,303          71,322          72,911          71,322
         Cash                                                   4               3              13               4              13


GERDAU S.A. - CONSOLIDATED
ASSETS


R$ THOUSAND                                                     SEP/2002              JUN/2002               SEP/2001
ASSETS                                                        13,102.386            10,620,207              8,079,461
CURRENT ASSETS                                                 5,431,658             3,708,311              3,245,554
CASH                                                             148,551                36,938                 25,692
ACCOUNTS RECEIVABLE                                            3,128,954             1,874,943              1,936,625
Trade accounts receivable                                      1,255,855             1,016,195                967,006
Taxes recoverable                                                 58,792                54,837                 59,754
Temporary cash investments                                     1,814,307               803,911                909,865
INVENTORIES                                                    1,773,620             1,519,364              1,156,060
Finished goods                                                   736,158               600,666                520,336
Work in process                                                  293,160               263,865                162,438
Raw materials                                                    281,586               251,912                191,685
Packaging and maintenance supplies                               435,792               378,733                248,750
Advances to suppliers                                             26,924                24,188                 32,851
OTHER ACCOUNTS RECEIVABLE                                        380,533               277,066                127,177
Other accounts receivable                                        271,133               210,409                 82,348
Deferred taxes                                                    81,715                42,000                 23,627
Advances to employees                                             27,685                24,657                 21,202
LONG TERM ASSETS                                                 379,203               354,179                212,052
ACCOUNTS RECEIVABLE                                               11,198                 9,345                 19,836
Eletrobras compulsory loans                                       11,198                 9,345                 19,836
A/R WITH RELATED PARTIES                                          17,234                47,428                 31,362
Affiliated companies                                              17,234                47,428                 31,362
OTHER ACCOUNTS RECEIVABLE                                        350,771               297,406                160,854
Escrow deposits                                                  176,948               145,758                126,674
Deferred taxes                                                   173,823               151,648                 34,180
PERMANENT ASSETS                                               7,291,525             6,557,717              4,621,855
INVESTMENTS                                                      475,208               356,709                368,751
FIXED ASSETS                                                   6,800,127             6,184,855              4,236,458
Land & buildings                                               3,311,312             3,086,287              1,852,019
Machinery & equipment                                          6,942,573             6,105,143              4,242,762
Furniture & fixtures                                             117,544               105,378                 91,037
Vehicles                                                          39,218                34,594                 35,934
EDP equipment                                                    167,355               163,527                150,212
Construction in progress                                         378,120               378,656                262,831
Forest projects                                                  143,362               138,084                114,161
Accumulated depreciation                                     (4,299,357)           (3,826,814)            (2,512,498)
DEFERRED PRE-OPERATING EXPENSES                                   16,190                16,153                 16,646


GERDAU S.A. - CONSOLIDATED
LIABILITIES


R$ THOUSAND                                                     SEP/2002              JUN/2002               SEP/2001
Liabilities                                                   13,102,386            10,620,207              8,079,461
CURRENT LIABILITIES                                            5,226,577             3,428,999              2,811,677
LOANS AND FINANCING                                            3,969,646             2,240,415              1,908,681
DEBENTURES                                                        -                     -                       4,651
TRADE ACCOUNTS PAYABLE                                           738,209               700,837                491,539
TAXES PAYABLE                                                    185,765               158,669                113,201
DIVIDENDS PAYABLE                                                 -                     70,002                 30,760
OTHER ACCOUNTS PAYABLE                                           332,957               259,076                262,845
Salaries payable                                                 135,710               103,457                 89,850
Deferred taxes                                                     1,889                 1,368                  6,251
Other accounts payable                                           195,358               154,251                166,744
LONG-TERM LIABILITIES                                          3,957,284             3,058,975              2,493,200
LOANS AND FINANCING                                            2,603,380             2,179,595              1,594,360
DEBENTURES                                                       534,240               205,522                217,860
OTHER ACCOUNTS PAYABLE                                           819,664               673,858                680,980
Reserve for contingencies                                        130,247               127,075                130,353
Deferred taxes                                                   520,452               418,128                354,709
Other accounts payable                                            82,205                64,650                195,918
Pension Plan                                                      86,760                64,005                 -
MINORITY SHAREHOLDERS                                            636,147             1,190,300                 98,698
SHAREHOLDERS' EQUITY                                           3,282,378             2,941,933              2,675,886
CAPITAL STOCK                                                  1,335,120             1,335,120              1,320,133
CAPITAL RESERVES                                                 288,945               277,813                242,934
PROFIT RESERVES                                                1,110,413             1,110,413                823,924
RETAINED EARNING                                                 547,900               218,587                288,895


GERDAU S.A. - CONSOLIDATED
FINANCIAL STATEMENT


R$ THOUSAND                                            3Q02             2Q02             3Q01              9MO2             9MO1

GROSS SALES REVENUE                               3,590,854        2,418,297        2,069,454         8,061,461        5,506,637
GROSS REVENUE DEDUCTION                           (632,397)        (440,293)        (342,915)       (1,467,107)        (917,870)
Taxes on sales                                    (314,965)        (253,904)        (242,017)         (807,749)        (653,323)
Freight and discount                              (317,432)        (186,389)        (100,898)         (659,358)        (264,547)
NET SALES REVENUES                                2,958,457        1,978,004        1,726,539         6,595,354        4,588,767
COST OF SALES                                   (2,137,035)      (1,419,352)      (1,207,140)       (4,717,764)      (3,342,839)
GROSS PROFIT                                        821,422          558,652          519,399         1,877,590        1,245,928
OPERATING EXPENSES/REVENUE                        (487,773)        (359,577)        (326,495)       (1,181,470)        (809,655)
Selling                                            (93,340)         (74,315)         (70,219)         (238,986)        (185,065)
General and administrative                        (208,728)        (158,330)        (129,834)         (490,440)        (351,995)
Financial                                         (730,077)        (285,969)        (288,028)       (1,141,182)        (584,223)
Financial revenues                                  160,651           54,070           34,809           238,523           90,819
Financial expenses                                (890,728)        (340,039)        (322,837)       (1,379,705)        (675,042)
Other operating revenues                             52,155           48,742           -                100,897            1,284
Other operating expenses                             -                 1,338          (1,226)            -               (1,226)
Equity pick-up                                      492,217          108,957          162,812           588,241          311,570
OPERATING PROFIT                                    333,649          199,075          192,904           696,120          436,273
NON-OPERATING RESULT                               (17,933)            2,546          (4,026)          (27,799)          (5,633)
PROFIT BEFORE TAXES/PARTICIPATION                   315,716          201,621          188,878           668,321          430,640
PROVISION FOR INCOME TAX AND SOCIAL CONTRIBUTION      5,114         (18,884)         (22,307)          (48,572)         (38,142)
DEFERRED INCOME TAX                                  10,086          (7,448)         (16,816)            11,804         (15,594)
STATUTORY PARTICIPATION                             (3,479)          (5,188)          (3,321)           (8,667)          (6,982)
MINORITY SHAREHOLDERS                               (2,657)           16,842            1,291               364            2,154
NET PROFIT/LOSS FOR THE PERIOD                      324,780          186,943          147,725           623,250          372,076


GERDAU S.A. - CONSOLIDATED
CASH FLOW


R$ THOUSAND                                            3Q02             2Q02             3Q01              9MO2             9MO1
Net income                                          327,437          170,101          146,434           622,886          368,922
Equity pick up                                    (492,217)        (108,957)        (162,812)         (588,241)        (311,570)
Provision for credit risk                               953            1,423           14,902             2,376           14,902
Gain/Loss in fixed asset disposal                     2,840            1,569            7,855             5,963           16,821
Gain/Loss in liquidation of investment                 (89)                8           -                  4,089           -
Exchange on long term debt                          630,104          178,484          116,062           827,403          287,522
Depreciation and amortization                       162,849          113,204          110,424           385,538          303,931
Investment incentives                                11,132           10,240            9,707            33,732           25,288
Income tax and social contribution                 (58,264)         (14,917)           27,336          (61,303)           75,420
Interest paid                                       133,378          146,134           73,321           331,470          195,602
Contingencies/legal deposits                          9,028         (14,701)            4,636             3,783            4,808
Increase (decrease) in trade account payable      (189,130)        (101,186)         (39,736)         (380,026)        (155,147)
Changes in inventories                             (27,153)         (38,537)           36,137          (68,652)          (7,495)
Changes in trade accounts payable                    65,641          127,164           64,037           202,594          123,032
Changes in other assets and liabilities account    (24,403)        (119,706)           53,648         (163,363)         (11,642)
  Net cash provided by operating activities         552,104          350,323          461,971         1,158,249          931,394
Fixed assets suppliers                            (141,803)        (131,640)        (106,666)         (426,581)        (260,127)
Deferred charges                                    (1,450)          (4,767)            (654)           (6,820)          (2,346)
Investments acquisitions/disposals                (907,610)          (7,791)            (733)       (1,011,841)         (11,191)
Dividends                                            43,957           -                -                 43,957           -
   CASH (APPLIED TO) INVESTING ACTIVITIES       (1,006,906)        (144,198)        (108,053)       (1,401,285)        (273,664)
Fixed assets suppliers                              (7,881)         (20,752)            4,946          (27,146)          (1,721)
Working capital financing                           345,278          139,385           56,039           503,494           12,227
Debentures                                          311,863         (82,598)         (18,128)           287,356         (11,885)
Proceeds from fixed assets financing                933,725           61,905           55,018         1,466,921          395,489
Payments of fixed assets financing                (137,781)        (390,202)        (202,023)       (1,027,369)        (687,339)
Interest paid for financing                        (89,832)        (111,840)         (34,329)         (242,203)        (134,614)
Inter companies loans                              (21,960)           15,419          (7,466)          (15,535)         (14,268)
Dividend/interest & stautory particip, payment    (123,412)          (6,604)         (52,029)         (253,595)        (133,345)
   CASH PROVIDED BY (APPLIED TO) FINANCING
   ACTIVITIES                                       210,000        (395,287)        (197,972)           691,923        (575,456)


Table Continued


R$ THOUSAND                                            3Q02             2Q02             3Q01              9MO2             9MO1
Net change in cash                                  755,200        (189,162)        (155,946            448,887           82,274
CASH BALANCE
At the beginning of the period                      840,849          896,445          704,308         1,012,822          704,169
                                                    366,809          133,566           75,303           501,149          149,114
         Cash of companies purchased
         At the end of the period                 1,962,858          840,849          935,557         1,962,858          935,557
CASH COMPOSITION
         Temporary cash investments               1,814,307          803,911          909,865         1,814,307          909,865
         Cash                                       148,551           36,938           25,692           148,551           25,692


GERDAU S.A. - NON-CONSOLIDATED
ASSETS


R$ THOUSAND                                                     SEP/2002              JUN/2002               SEP/2001
Assets                                                         7,489,835             5,280,916              4,966,668
CURRENT ASSETS                                                 1,557,843             1,269,501              1,416,235
CASH                                                              28,688                11,619                 16,710
ACCOUNTS RECEIVABLE                                              899,808               552,816                860,472
Trade accounts receivable                                        535,248               458,474                489,712
Taxes recoverable                                                 20,128                15,674                 32,136
Temporary cash investments                                       344,432                78,668                338,624
INVENTORIES                                                      523,200               544,735                477,149
Finished goods                                                   185,243               206,568                171,230
Work in process                                                  101,037               105,208                 95,220
Raw materials                                                    103,730                99,321                 87,141
Packaging and maintenance supplies                               113,057               117,332                105,659
Advances to suppliers                                             20,133                16,306                 17,899
OTHER ACCOUNTS RECEIVABLE                                        106,147                60,331                 61,904
Other accounts receivable                                         47,937                39,368                 39,672
Deferred taxes                                                    37,691                 3,063                  4,200
Advances to employees                                             20,519                17,900                 18,032
LONG TERM ASSETS                                                 140,629               154,025                154,159
ACCOUNTS RECEIVABLE                                               56,206                23,314                 26,474
Debtors under contract                                            19,467                16,649                 11,839
Eletrobras compulsory loans                                        8,908                 6,665                 14,635
                                                                  27,831                -                      -
A/R WITH RELATED PARTIES                                          16,251                50,419                 50,385
OTHER ACCOUNTS RECEIVABLE                                         68,172                80,292                 77,300
Escrow deposits                                                   36,558                56,044                 51,734
Deferred taxes                                                    31,614                24,248                 25,566
PERMANENT ASSETS                                               5,791,363             3,957,390              3,396,274
INVESTMENTS                                                    4,139,394             2,318,005              1,777,438
Interest on subsidiaries                                       4,125,779             2,304,398              1,763,656
Other investments                                                 13,615                13,607                 13,782
FIXED ASSETS                                                   1,643,980             1,630,593              1,608,205
Land & buildings                                                 677,791               678,207                653,360
Machinery & equipment                                          2,015,024             1,985,991              1,946,634
Furniture & fixtures                                              34,290                34,278                 37,437
Vehicles                                                          19,944                19,940                 20,800
EDP equipment                                                    154,114               152,429                143,420
Construction in progress                                         208,167               188,649                179,232
Forest projects                                                  100,327                95,692                 84,033
Accumulated depreciation                                     (1,565,677)           (1,524,593)            (1,456,711)
DEFERRED PRE-OPERATING EXPENSES                                    7,989                 8,792                 10,631


GERDAU S.A. - NON-CONSOLIDATED
LIABILITIES


R$ THOUSAND                                                     SEP/2002              JUN/2002               SEP/2001
Assets                                                         7,489,835             5,280,916              1,966,668
CURRENT LIABILITIES                                            1,219,125               832,533                923,819
LOANS AND FINANCING                                              941,013               505,717                605,498
DEBENTURES                                                        -                     -                       4,651
TRADE ACCOUNTS PAYABLE                                           126,325               114,737                106,853
TAXES PAYABLE                                                     84,930                89,960                104,659
DIVIDENDS PAYABLE                                                 -                     69,472                 30,760
OTHER ACCOUNTS PAYABLE                                            66,857                52,647                 71,398
Salaries payable                                                  40,049                33,164                 37,566
Deferred taxes                                                    -                     -                       6,251
Statutory participation                                            3,479                 4,676                  1,881
Other accounts payable                                            23,329                34,807                 19,803
Debtors under contract                                            -                     -                       5,897
LONG-TERM LIABILITIES                                          2,988,332             1,506,450              1,366,963
LOANS AND FINANCING                                            1,119,214             1,033,411                904,082
Domestic loans                                                   359,764               304,429                329,536
Foreign loans                                                    759,450               723,982                574,546
DEBENTURES                                                       553,397               224,320                237,099
DEBT WITH RELATED COMPANY                                      1,149,265                76,846                 -
OTHER ACCOUNTS PAYABLE                                           166,456               171,873                225,782
Reserve for contingencies                                         91,849                99,041                120,592
Deferred taxes                                                    33,774                34,047                 24,164
Other accounts payable                                            23,502                25,454                 81,026
Pension Plan                                                      13,331                13,331                 -
Creditors under contract                                           4,000                -                      -
SHAREHOLDERS' EQUITY                                           3,282,378             2,941,933              2,675,886
CAPITAL STOCK                                                  1,335,120             1,335,120              1,320,133
CAPITAL RESERVES                                                 288,945               277,813                242,934
Monetary Restatement                                              -                     -                         314
Higher value on issuance of shares                               261,271               250,139                188,487
Special reserve law 8.200/91                                      21,487                21,487                 21,488
Other reserves                                                     6,187                 6,187                 32,645
PROFIT RESERVES                                                1,110,413             1,110,413                823,924
Legal reserve                                                     87,408                87,408                 64,207
Statutory reserve                                              1,023,005             1,023,005                739,262
Realizable profit                                                 -                     -                      20,455
RETAINED EARNING                                                 547,900               218,587                288,895


GERDAU S.A. - NON CONSOLIDATED
FINANCIAL STATEMENT


R$ THOUSAND                                                 3Q02            2Q02           3Q01             9MO2             9MO1

GROSS SALES REVENUE                                    1,419.375       1.180.897      1.072.660        3,636,438        2.951.872
GROSS REVENUE DEDUCTION                                (296.844)       (249.060)      (241.508)        (773.692)        (657.756)
Taxes on sales                                         (257.091)       (217.169)      (208.943)        (674.837)        (564.756)
Freight and discount                                    (39.753)        (31.891)       (32.565)         (98.855)         (93.188)
NET SALES REVENUES                                     1.122.531         931.837        831.152        2.862.746         2.94.116
COST OF SALES                                          (650.497)       (567.758)      (480.574)      (1.691.503)      (1.459.337)
GROSS PROFIT                                             472.034         364.079        350.578        1.171.243          834.779
OPERATING EXPENSES/REVENUE                             (167.624)       (149.641)      (174.988)        (508.530)        (417.112)
Selling                                                 (64.941)        (58.140)       (59.050)        (176.867)        (147.979)
General and administrative                              (75.459)        (72.292)       (70.118)        (209.569)        (198.619)
Financial                                              (443.603)       (130.722)      (123.504)        (622.868)        (308.831)
Financial revenues                                        53.367          16.490         21.742           83.718           47.291
Financial expenses                                     (496.970)       (147.212)      (145.246)        (706.586)        (356.122)
Other operating revenues                                   2.255           1.748          2.060            6.084            7.978
Equity pick-up                                           414.124         109.765         75.624          494.690          230.339
NON-OPERATING RESULT                                    (13.757)         (3.789)        (5.051)         (22.846)          (4.414)
PROFIT BEFORE TAXES/PARTICIPATION                        290.653         210.649        170.539          639.867          413.253
PROVISION FOR INCOME TAX AND SOCIAL CONTRIBUTION           (128)        (19.597)       (16.804)         (48.942)         (31.111)
DEFERRED INCOME TAX                                       37.734             567        (4.128)           40.480          (4.523)
STATUTORY PARTICIPATION                                  (3.479)         (4.676)        (1.882)          (8.155)          (5.543)
NET PROFIT/LOSS FOR THE PERIOD                           324.780         186.943        147.725          623.250          372.026


GERDAU S.A. - NON CONSOLIDATED
CASH FLOW


R$ THOUSAND                                                     3Q02           2Q02           3Q01             9MO2            9MO1
Net Income                                                   324.780        186.943        147.725          623.250         372.076
Equity pick up                                             (414.124)      (109.765)       (75.624)        (494.690)       (230.339)
Provision for credit risk                                   -               -               15.374         -                 15.374
Gain/Loss in fixed asset disposal                                584          3.782          9.408            4.890          19.253
Gain/Loss in liquidation of investment                          (90)              7        -                  4.087        -
Goodwill amortization                                       -               -              -               -               -
Exchange on long term debt                                   418.582         91.302         86.609          526.733         196.918
Depreciation and amortization                                 46.494         45.403         41.962          137.343         131.177
Investment incentives                                         11.132         10.240         10.017           33.732          25.156
Income tax and social contribution                          (55.601)        (7.335)         12.130         (50.903)          18.731
Interest paid                                                 69.537         46.958         50.832          157.547         134.326
Contingencies/legal deposits                                   (956)        (9.232)          8.057          (7.536)           7.462
Increase (decrease) in trade account payable                (80.612)       (40.202)       (44.365)        (139.626)       (100.542)
Changes in inventories                                        21.535          2.711         27.370         (23.300)        (40.233)
Changes in trade accounts payable                             11.589         16.509         12.147           24.663          14.980
Changes in other assets and liabilities account                7.880         19.664         10.049           26.128        (16.909)
NET CASH PROVIDED BY OPERATING ACTIVITIES                    360.730        256.985        311.691          822.318         547.430
Fixed assets acquisitions/disposals                         (59.359)       (61.517)       (39.018)        (169.366)       (125.796)
Deferred charges                                               (303)          (335)          (651)          (1.188)         (1.503)
Investments acquisitions/disposals                       (1.409.775)        (7.406)         18.232      (1.902.630)          52.391
Dividends                                                      2.600           (19)       (25.487)           13.171        -
     CASH (APPLIED TO) INVESTING ACTIVITIES              (1.466.837)       (69,277)        46.924)      (2.060.013)        (74.908)
Fixes assets suppliers                                           (1)       (11.743)          4.443         (10.229)         (1.778)
Working capital financing                                    340.224         76.417         65.581          402.726         (7.423)
Debentures                                                   311.313       (77.825)       (18.128)          291.579        (11.885)
Proceeds from fixed assets financing                          78.831         43.139         17.908          572.255          60.461
Payments of fixed assets financing                          (35.644)      (261.091)       (53.917)        (395.081)       (111.381)
Interest paid for financing                                 (17.229)       (36.684)       (14.706)         (82.260)        (75.747)
Inter companies loans                                        791.500         66.052        21.745)          854.461        (31.963)
Dividend/interest & statutory particip, payment             (80.054)        (4.245)       (49.826)        (200.036)       (125.660)
     CASH PROVIDED BY (APPLIED TO) FINANCING ACTIVITIES    1.388.940      (205.980)       (70.390)        1.433.415       (305.376)
     Net change in cash                                      282.833       (18.272)        194.377          195.720         167.146
     CASH BALANCE
         At the beginning of the period                       90.287        108.559        -                177.400         188.188
         At the end of the period                            373.120         90.287        194.377          373.120         355.334
     CASH COMPOSITION
         Temporary cash investments                          344.432         78.668        188.112          344.432         338.624
         Cash                                                 28.688         11.619          6.265           28.688          16.710



                                                                           23

                       CONFERENCE CALL - 3RD QUARTER 2002

Dear Analyst:

I would like to invite you to our third quarter 2002 CONFERENCE CALL both in Portuguese and in English on October 25th, at 9:00 AM (New York time) for Portuguese speakers and at 11:00 AM (New York time) for English speakers. Should you be interested in participating, please call in 10 minutes ahead of the scheduled time to one of the following phone numbers:

           Portuguese               IN BRAZIL                 0800 702 5666
                              OTHER COUNTRIES              +55 11 3155-1490

           English                  IN BRAZIL           00 1 (651) 224-7472
                                  IN THE U.S.              1 (888) 273-9885
                              OTHER COUNTRIES           00 1 (651) 224-7472

We would like to inform that Gerdau will be opening its conference call to all listeners via Internet. Access to the conference call will be available through our site at www.gerdau.com.br/ri. The idea is to allow investors to listen in but not to intervene in the Q&A session. In addition, we will be posting the English and the Portuguese versions of the text on our site that same day.

Should you need additional information, please do not hesitate to contact or write.

                                    inform@gerdau.com.br

                Rodrigo Krause                           + 55 (51) 3323-2197
                Tarcisio Beuren                          + 55 (51) 3323-2269
                Paula Picinini                           + 55 (51) 3323-2531
                Suzana Laier                             + 55 (51) 3323-2355

Sincerely,



Rodrigo Krause
IR Manager